Exhibit 1

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13G filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the Common Shares, par value $0.002 per share, of Herbalife Ltd., a Cayman Islands corporation, is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13G and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate.  The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of December 15, 2004.

WHITNEY V, L.P.		CCG ASSOCIATES-QP, LLC
By: Whitney Equity Partners V, LLC
General Partner

By:	/s/ Daniel J. O'Brien	By:	/s/ JESSE T. ROGERS
Name: Daniel J. O'Brien		Name:	Jesse T. Rogers
Title: Managing Member		Title:	Managing Member

WHITNEY STRATEGIC PARTNERS V, L.P.		CCG ASSOCIATES-AI, LLC
By: Whitney Equity Partners V, LLC
General Partner

By:	/s/ Daniel J. O'Brien	By:	/s/ JESSE T. ROGERS
Name: Daniel J. O'Brien		Name:	Jesse T. Rogers
Title: Managing Member		Title:	Managing Member

WHITNEY PRIVATE DEBT FUND, L.P.		CCG INVESTMENT FUND-AI, LP
By: Whitney Private Debt GP, LLC

By:	/s/ Daniel J. O'Brien	By:	/s/ JESSE T. ROGERS
Name: Daniel J. O'Brien		Name:	Jesse T. Rogers
Title: Managing Member		Title:	Managing Member

GREEN RIVER OFFSHORE FUND, LTD.		CCG AV, LLC-SERIES C

By:	/s/ Daniel J. O'Brien	By:	/s/ JESSE T. ROGERS
Name: Daniel J. O'Brien		Name:	Jesse T. Rogers
Title: Director		Title:	Managing Member

CCG INVESTMENTS (BVI), L.P.		CCG AV, LLC-SERIES E

By:	/s/ JESSE T. ROGERS	By:	/s/ JESSE T. ROGERS
Name:	Jesse T. Rogers	Name:	Jesse T. Rogers
Title:	Managing Member	Title:	Managing Member

CCG CI, LLC		GOLDEN GATE CAPITAL MANAGEMENT, L.L.C.

By:	/s/ JESSE T. ROGERS	By:	/s/ JESSE T. ROGERS
Name:	Jesse T. Rogers	Name:	Jesse T. Rogers
Title:	Managing Member	Title:	Managing Member

DAVID C. DOMINIK		JESSE T. ROGERS

/s/ DAVID C. DOMINIK		/s/ JESSE T. ROGERS